UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

Perma-Pipe International Holdings, Inc.

(name of registrant as specified in its charter)

_________________________________________

(name of person(s) filing proxy statement, if other than registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Perma-Pipe International Holdings, Inc.

25025 Interstate 45, Suite 200

The Woodlands, Texas 77380

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 25, 2025

This supplement (the “Supplement”) supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Perma-Pipe International Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 15, 2025 in connection with the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”), to be held on June 25, 2025 at 1:00 p.m., Central Time.

This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to the stockholders of the Company on or about June 24, 2025. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, our stockholders should rely on the information contained in this Supplement.

As described in our Current Report on Form 8-K filed with the SEC on June 24, 2025, David J. Mansfield resigned from the Company’s board of directors (the “Board”) on June 23, 2025, effective immediately.  Mr. Mansfield also notified the Board of his decision not to be considered for re-election to the Board at the Annual Meeting. Due to his resignation and decision not to be considered for re-election, Mr. Mansfield’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. Mr. Mansfield’s decision to resign was not the result of any disagreement with management or the Board related to the Company’s operations, policies, or practices. Mr. Mansfield previously departed as Chief Executive Officer of the Company, as disclosed in our Current Report on Form 8-K filed with the SEC on June 12, 2025.

At this time, the Board has not determined to fill Mr. Mansfield’s vacancy, appoint a successor nominee for election at the Annual Meeting, or reduce the size of the Board. All nominees named in the Proxy Statement, other than Mr. Mansfield, continue to stand for re-election at the Annual Meeting, and the form of proxy card included with the Proxy Statement remains valid. However, any votes that are submitted for Mr. Mansfield will be disregarded. If you have already returned your proxy card, you do not need to take any action unless you desire to change your vote by submitting a new proxy card, and your shares will be voted as specified therein, other than any votes with respect to Mr. Mansfield. If you have not yet returned your proxy card, please complete and return the proxy card, disregarding Mr. Mansfield’s name as a director nominee. Due to the foregoing, the Board will have a vacancy following the Annual Meeting. However, stockholders may not vote for a greater number of nominees than the four remaining nominees for director listed on the proxy card.

None of the other agenda items and proposals presented in the Proxy Statement are modified by this Supplement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN,

THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH

IN THE PROXY STATEMENT OR THE PROXY CARD AND THEY CONTINUE

TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

Please note that any proxy card that you received has not changed and may still be used to vote your shares in connection with the Annual Meeting, except as provided above. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. Whether or not you plan to attend the Annual Meeting, the Company urges you to please cast your vote as soon as possible by using one of the methods described in the Proxy Statement.